Exhibit 99.1

                       Digital River Announces 52 Percent
         Annual Revenue Growth and Raises 2005 Revenue and EPS Guidance


    MINNEAPOLIS--(BUSINESS WIRE)--Jan. 26, 2005--Digital River, Inc. (Nasdaq:DRIV):

    --  Reports 2004 Revenue of $154.1 million

    --  Records 2004 GAAP Diluted EPS of $0.96

    --  Generates 2004 Pro Forma Diluted EPS of $1.24

    Digital River, Inc. (Nasdaq:DRIV), a global leader in e-commerce outsourcing, today reported record revenue of $48.0 million for the quarter ended December 31, 2004. This represents a year-over-year increase of 77 percent from revenue of $27.1 million in the fourth quarter of 2003, and a nearly 22 percent sequential increase from the $39.4 million in revenue generated in the third quarter of 2004. This performance exceeded the Company's previous fourth quarter 2004 revenue guidance of $42.5 million.
    Q4 GAAP Results: In the fourth quarter, net income was $12.8 million, or $0.33 per share on a diluted basis, including the effects of EITF 04-08, which refers to contingently convertible instruments and became effective during the fourth quarter of 2004. This compared to net income of $5.6 million, or $0.16 per diluted share, in the fourth quarter of 2003, and $8.1 million, or $0.22 per diluted share in the third quarter of 2004. These results also exceeded guidance previously provided by the Company.
    Q4 Pro Forma Results: Digital River's net income for the fourth quarter of 2004, prior to the amortization of acquisition-related expenses, non-cash income taxes and a litigation reserve credit, was $15.7 million, or $0.43 per diluted share, excluding the effects of EITF 04-08. This compared to net income, on a similar basis, of $7.1 million, or $0.20 per diluted share, in the fourth quarter of 2003, and $10.6 million, or $0.29 per diluted share, in the third quarter of 2004. These results also exceeded guidance previously provided by the Company.
    In the fourth quarter of 2004, Digital River's gross margin averaged 88.7 percent. This represents a 351 basis point improvement over gross margin during the same period in 2003 and a nearly 361 basis point increase from the third quarter of 2004. As of December 31, 2004, Digital River's cash and investments totaled $292.1 million, a $160.2 million increase from December 31, 2003, and a $34.6 million increase from September 30, 2004.
    "Without a doubt, 2004 was an incredible year for Digital River, with the company exceeding revenue and earnings expectations," said Joel Ronning, Digital River's CEO. "We closed the year with a record $48.0 million in fourth quarter revenue, grew our annual revenue 52 percent, and more than doubled GAAP net income year-over-year. Through our historical financial performances, we have established a solid track record of delivering results and we believe we are well positioned to accomplish the same in 2005.
    "Since the company was launched, Digital River aggressively expanded beyond its roots of providing a base e-commerce engine," continued Ronning. "On top of our world-class infrastructure, we added new strategic marketing programs, opened international markets and developed technologies to provide our clients with new customers and revenue streams. During the coming year, we intend to build even more value into our model by offering our clients access to what we believe can become the world's largest hub for the online sales of digital products. We intend to achieve this goal by further externalizing the catalog of digital content that we've amassed through an expanding network of software and content publishers, online portals, content sites and online retailers. It will be our job to manage the catalog, handle the online orders, deliver the digital products, collect the license royalties and pay our clients. We intend to invest heavily in the network in 2005 and beyond."

    Full Year 2004 Results

    For the full year ended December 31, 2004, revenue totaled $154.1 million, a 52.3 percent increase from $101.2 million in 2003. In 2004, GAAP net income totaled $35.3 million, or $0.96 per diluted share, including the effects of EITF 04-08, which was retroactively applied, and non-cash taxes. This compared to net income of $17.1 million, or $0.52 per diluted share, in 2003. In 2004, net income, prior to the amortization of acquisition-related expenses, non-cash taxes and a litigation reserve credit, was $44.5 million, or $1.24 per share on a diluted basis, excluding the effects of EITF 04-08. This compared to a net income, on a similar basis, of $22.5 million, or $0.68 per diluted share, in 2003.

    Business Outlook

    Digital River's pro forma income and earnings per share results exclude the effects, if any, of the amortization of acquisition-related expenses, non-cash taxes and EITF 04-08. A detailed reconciliation of the GAAP and pro forma data, designed to provide clarity on the comparability of the 2004 earnings and the 2005 expected earnings, has been provided as a table following the condensed financial statements accompanying this announcement.
    "As previously announced, we have retroactively adopted EITF 04-08 to all applicable quarters in 2004, and we will apply EITF 04-08 to our 2005 guidance," said Carter Hicks, Digital River's CFO. "This has no effect on Digital River's operating results, revenue, net income or cash position, but rather it revises the method of calculating GAAP earnings per share. In addition, while we will adopt Financial Accounting Statement 123(R) "Stock-Based Payment" in the third quarter of 2005 as required, the effects of this pronouncement are based on unknown future events and circumstances which can't be reasonably estimated, and therefore such effects are not included in our 2005 guidance. We also anticipate that our net operating loss carry over position of approximately $100 million will minimize cash tax payments in 2005. However, for financial statement purposes in accordance with GAAP, while the Company's cash position will continue to benefit from the use of our net operating loss carry forwards, we will not be recording the tax benefit associated with these net operating losses in 2005 in our income statement."

    Q1 2005 Guidance

    Forward-looking guidance for the first quarter ending March 31, 2005, is as follows:

    --  Revenue is expected to be $48.5 million;

    --  GAAP diluted earnings per share is expected to be $0.30.

    -- Diluted pro forma earnings per share, before the amortization of acquisition-related costs, non-cash taxes, and the effects of EITF 04-08, is expected to be $0.40.

    Full Year 2005 Guidance

    Forward-looking guidance for the full-year ending December 31, 2005, is as follows:

    -- Revenue is expected to be $195.0 million; up from the Company's previous guidance of $188 million;

    -- GAAP diluted earnings per share is expected to be $0.93; up from the Company's previous guidance of $0.90.

    -- Diluted pro forma earnings per share, prior to the amortization of acquisition-related costs, non-cash income tax and EITF 04-08, is expected to be $1.63, up from the Company's previous guidance of $1.58. This result can be compared to the diluted pro forma earnings per share of $1.24 achieved in 2004.

    The estimated effective tax rates and tax expense assumed in Digital River's 2005 full year guidance may significantly vary based on actual operating results and tax elections available to the Company. In addition, Digital River's 2005 guidance does not include the impact of expensing stock options upon the adoption of FAS 123(R), regarding "Stock-Based Payment," the amount of which will be affected by unknown future facts and circumstances.
    A detailed reconciliation of the pro forma measurement data above and certain key calculations designed to show comparability of earnings expectations between 2004 and 2005 has been provided as a table following the condensed financial statements accompanying this announcement. Further information regarding the Company's use of non-GAAP financial data has been included in the Company's Form 8-K filed with the Securities and Exchange Commission on January 26, 2005.
    Digital River will hold a fourth quarter conference call today at 4:45 p.m. Eastern Standard Time. To access the call, please dial 877-422-0170 inside the United States or Canada, or 706-679-5647 from international locations. In addition, the call can be heard via webcast at http://phx.corporate-ir.net/phoenix.zhtml?c=94762&p=irol-irhome.
Please install any necessary audio software.

    About Digital River, Inc.

    Digital River, Inc., a global leader in e-commerce outsourcing, builds and manages online businesses for more than 40,000 software publishers, manufacturers, distributors and online retailers. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The company's comprehensive platform offers site development and hosting, order management, fraud prevention, site merchandising, advanced reporting and analytics, product fulfillment, e-marketing and multi-lingual customer service.
    Founded in 1994, Digital River is headquartered in Minneapolis with offices in major U.S. and European cities. For more details about Digital River, visit the corporate Web site at www.digitalriver.com or call 952-253-1234.

    Forward-Looking Statements

    In addition to the historical information contained herein, this press release contains forward-looking statements, including statements regarding the Company's anticipated future growth and financial performance as well as statements containing the words, "believes," "anticipates," "expects," and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: the Company's limited operating history and variability of operating results; competition in the electronic commerce market; and other risk factors referenced in the Company's public filings with the Securities and Exchange Commission.

    Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.



Digital River, Inc.
Fourth Quarter Results
(Unaudited, in thousands, except per share amounts)

Condensed Consolidated Balance Sheets

                                                  As of
                                   -----------------------------------
                                   December 31, 2004 December 31, 2003
                                   ----------------- -----------------
Assets
------
  Current assets
    Cash and investments                   $292,136          $131,922
    Other current assets                     23,363            10,895
                                   ----------------- -----------------
      Total current assets                  315,499           142,817
  Property and equipment, net                17,367            14,634
  Goodwill, intangibles and other
   assets                                   178,215            32,207
                                   ----------------- -----------------
  Total assets                             $511,081          $189,658
                                   ================= =================
Liabilities and stockholders' equity
------------------------------------
  Current liabilities
    Accounts payable                        $88,052           $41,814
    Deferred revenue                          3,901             3,572
    Accrued payroll and other
     liabilities                             31,359            12,420
                                   ----------------- -----------------
      Total current liabilities             123,312            57,806
  Convertible senior notes                  195,000                 -
  Stockholders' equity                      192,769           131,852
                                   ----------------- -----------------
  Total liabilities and
   stockholders' equity                    $511,081          $189,658
                                   ================= =================

Condensed Consolidated Statements of Operations

                                      Three months ended December 31,
                                     ---------------------------------
                                          2004             2003
                                     ---------------- ----------------
Revenue                                      $47,959          $27,089
Costs and expenses
------------------
  Direct cost of services                      1,325              843
  Network and infrastructure                   4,084            3,164
  Sales and marketing                         15,536            9,075
  Product research and development             3,796            2,533
  General and administrative                   6,318            2,487
  Litigation reserve credit                     (162)               -
                                     ---------------- ----------------
    Earnings before interest, taxes,
      depreciation and amortization           17,062            8,987
Depreciation and amortization                  2,526            2,136
Amortization of acquisition-related
 costs                                         1,989            1,502
                                     ---------------- ----------------
    Earnings from operations                  12,547            5,349
Other income / (expense)                       1,360              257
Income tax expense                            (1,079)               -
                                     ---------------- ----------------
    Net earnings                             $12,828           $5,606
                                     ================ ================

Net earnings per share - basic                 $0.39            $0.18
                                     ================ ================
Net earnings per share - diluted               $0.33            $0.16
                                     ================ ================
Weighted average shares outstanding
 - basic                                      33,159           31,346
Weighted average shares outstanding
 - diluted                                    41,404           35,343

                                      Twelve months ended December 31,
                                     ---------------------------------
                                          2004             2003
                                     ---------------- ----------------
Revenue                                     $154,130         $101,201
Costs and expenses
------------------
  Direct cost of services                      5,013            3,585
  Network and infrastructure                  15,143           12,253
  Sales and marketing                         51,749           37,220
  Product research and development            14,097            9,962
  General and administrative                  17,056            9,228
  Litigation reserve credit                     (162)               -
                                     ---------------- ----------------
    Earnings before interest, taxes,
      depreciation and amortization           51,234           28,953
Depreciation and amortization                  8,203            7,275
Amortization of acquisition-related
 costs                                         8,269            5,380
                                     ---------------- ----------------
    Earnings from operations                  34,762           16,298
Other income / (expense)                       1,641              838
Income tax expense                            (1,079)               -
                                     ---------------- ----------------
    Net earnings                             $35,324          $17,136
                                     ================ ================

Net earnings per share - basic                 $1.09            $0.58
                                     ================ ================
Net earnings per share - diluted               $0.96            $0.52
                                     ================ ================
Weighted average shares outstanding
 - basic                                      32,328           29,398
Weighted average shares outstanding
 - diluted                                    38,534           33,051



Note: Earnings before interest, taxes, depreciation and amortization ("EBITDA") is a non-GAAP financial measure. The presentation of this measure should be considered in addition to, not as a substitute, or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.



Digital River, Inc.
Pro Forma Reconciliations
Unaudited, in thousands, except per share amounts
-------------------------------------------------

Financial Reconciliations
-------------------------
                                       Three months ended December 31,
                                       -------------------------------
                                            2004            2003
                                       --------------- ---------------
Pro Forma Financial Reconciliation:
-----------------------------------
Net earnings per GAAP                         $12,828          $5,606
Add back amortization of acquisition-
 related costs                                  1,989           1,502
Add back non-cash taxes                         1,079               -
Remove litigation reserve credit                 (162)              -
                                       --------------- ---------------
Pro forma earnings                            $15,734          $7,108
                                       =============== ===============

Pro forma net earnings per share -
 diluted                                        $0.43           $0.20
                                       =============== ===============
Pro forma weighted average shares
 outstanding - diluted                         36,979          35,343


                                                      Three months
                                                         ended
                                                   September 30, 2004
                                                  --------------------
Pro Forma Financial Reconciliation:
-----------------------------------
Net earnings per GAAP                                          $8,126
Add back amortization of acquisition-related
 costs                                                          2,434
Add back non-cash taxes                                             -
Remove litigation reserve credit                                    -
                                                  --------------------
Pro forma earnings                                            $10,560
                                                  ====================

Pro forma net earnings per share - diluted                      $0.29
                                                  ====================
Pro forma weighted average shares outstanding -
 diluted                                                       35,807


                                      Twelve months ended December 31,
                                      --------------------------------
                                           2004            2003
                                      --------------- ----------------
Pro Forma Financial Reconciliation:
-----------------------------------
Net earnings per GAAP                        $35,324          $17,136
Add back amortization of acquisition-
 related costs                                 8,269            5,380
Add back non-cash taxes                        1,079                -
Remove litigation reserve credit                (162)               -
                                      --------------- ----------------
Pro forma earnings                           $44,510          $22,516
                                      =============== ================

Pro forma net earnings per share -
 diluted                                       $1.24            $0.68
                                      =============== ================
Pro forma weighted average shares
 outstanding - diluted                        35,957           33,051




                                          Q1    Full Year
                                         2005     2005
                                       Guidance Guidance
                                       -------- ---------
Pro Forma Guidance EPS Reconciliation:
--------------------------------------
Expected net earnings per share - GAAP                    See Note 1
 (Note 1)                                                  for further
                                         $0.30     $0.93   explanation
Expected add back of amortization of
 acquisition-related costs                0.06      0.21
Expected add back of non-cash taxes                       See Note 2
 (Note 2)                                                  for further
                                          0.03      0.46   explanation
Expected non-cash impacts of EITF 04-                     See Note 3
 08 (Note 3)                                               for further
                                          0.01      0.03   explanation
                                       -------- ---------
Expected pro forma guidance earnings
 per share                               $0.40     $1.63
                                       ======== =========

Note 1:
-------
Digital River's 2005 guidance does not include the impact of expensing stock options upon the adoption of FAS 123(R), regarding "Stock- Based Payment," the amount of which will be affected by unknown future facts and circumstances.

Note 2:
-------
Taxes are provided at an estimated rate of 40%. The actual tax rate may vary based on actual operating results and tax elections available to the company.

Note 3:
-------
The calculation used to arrive at the effect of EITF 04-08 is completed by adding back the related notes interest expense and amortization of notes service costs to earnings for the period, net of tax. This total is then divided by an adjusted weighted average shares outstanding as if the common shares underlying the contingent convertible notes had been issued.



    CONTACT: Digital River, Inc., Minneapolis
             Investor Contact:
             Carter Hicks, 952-253-8406
             investorrelations@digitalriver.com
             or
             Media Contact:
             Gerri Dyrek, 952-253-8396
             publicrelations@digitalriver.com